                                                                 EXHIBIT 10.50

                               AGREEMENT OF LEASE

                                    Between

                            TELECOM SOLUTIONS, INC.
                                     Tenant

                                      and

                       COLONIAL VILLAGE CENTER ASSOCIATES
                                    Landlord


THE FRED EZRA COMPANY
- --------------------------------------------------------------------------------------------------------
E Z R A                              4520 EAST-WEST HIGHWAY - BETHESDA, MARYLAND 20814 - (301) 652-9030
COMMERCIAL REAL ESTATE                     1730 K STREET, N.W. - WASHINGTON, D.C. 20006 - (202) 822-0700
                                     8521 LEESBURG PIKE - TYSONS CORNER, VIRGINIA 22182 - (703) 893-3410

                                 LEASE ABSTRACT


                            TELECOM SOLUTIONS, INC.


LOCATION:                     One Colonial Place
                              2111 Wilson Boulevard
                              Arlington, Virginia  22201

DEMISED PREMISES:             7,702 rentable square feet on the fourth (4th) floor.

LEASE TERM:                   Five (5) years with one (1) five (5) year option to
                              renew.

RIGHT TO TERMINATE:           Option to cancel at the end of the third (3rd) lease
                              year with six  (6) months prior written notice.
                              A cancellation fee of $35,000 is due upon the final
                              day of occupancy.

LEASE COMMENCEMENT:           July 15, 1992

LEASE EXPIRATION:             July 14, 1997

BASE RENT:                    $21.25 per square foot

RENTAL ABATEMENT:             The first, second, third, thirty-seventh and thirty-eighth months of base rent are free.

BASE RENT ESCALATIONS:        The Base Rent will be escalated 2.25% per year commencing
                              January 1, 1994.

OPERATING EXPENSE
AND REAL ESTATE
TAX ESCALATIONS:              The Base Year for Operating Expenses and Real Estate
                              Taxes is the calendar year 1992. There will be no
                              passthrough of Operating Expenses and Real Estate Taxes
                              until January 1, 1994.

SECURITY DEPOSIT:             $13,638.76 in cash is to be held by Landlord.  The deposit is earning 6% interest per annum and accrues to
                              Tenant.

LANDLORD'S
CONTRIBUTION:                 An allowance of $4.75 per square foot

ASSIGNMENT AND
SUBLETTING:                   TSI may sublease to LCC or any of its affiliates or subsidiaries at any time.  TSI has the right to sublease with Landlord's approval to other Tenants.

RENEWAL OPTION:               Upon six (6) months prior written notice at ninety-five percent
                              (95%) of "Market Rate" for comparable space in the Courthouse area.

EXPANSION SPACE:              1,038 rentable square feet at existing rental rate with prorated concessions.  Expansion space to be made available by April 1,
                              1993 and written notice must be given January 1, 1993.

RIGHT OF FIRST
OFFERING:                     All space coming available on the fourth (4th) floor as it becomes available, subject to the rights of existing tenants, at the "Market Rate".

PARKING:                      One space per 560 rentable square feet leased.  The initial rental rate is $75.00 per month.

HOURS OF OPERATION:           8:00 a.m. - 6:00 p.m., Monday through Friday
                              9:00 a.m. - 12:00 p.m., Saturday

OVERTIME HVAC:                $20.00 per hour with 24 hours notice (rate subject
                              to an annual 4% increase)

BROKER:                       Michael Z. Jacoby.

                               TABLE OF CONTENTS


                                                                                                  Page
                                                                                                  ----

1. THE PREMISES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     (a) Description of Premises.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     (b) Improvements to Premises.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     (c) Description of Building and Land.  . . . . . . . . . . . . . . . . . . . . . . . . . .   2
2. TERM.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     (a) Availability For Occupancy.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     (b) Commencement of Term.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
3. RENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     (a) Base Rent.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     (b) Increases in Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     (c) Increases in Operating Expenses.   . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     (d) Annual Rent Adjustment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     (e) Time of Payment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     (f) Place of Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     (g) Lease for Less Than a Calendar Year.   . . . . . . . . . . . . . . . . . . . . . . . .   9
     (h) Continuing Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
4. USE OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
5. ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     (a) Consent of Landlord.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     (b) Right of Landlord to Cancel Lease.   . . . . . . . . . . . . . . . . . . . . . . . . .   10
     (c) Conditions of Approval to Subletting or Assignment.  . . . . . . . . . . . . . . . . .   11
     (d) Termination of Lease.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     (e) Continuing Liability of Tenant, Subtenant and Assignee.  . . . . . . . . . . . . . . .   12
     (f) Additional Payment to Landlord.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     (g) Sale of Stock or Partnership Interest.   . . . . . . . . . . . . . . . . . . . . . . .   13
     (h) Brokerage Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     (i) Consent of Landlord to be Again Obtained.  . . . . . . . . . . . . . . . . . . . . . .   14
     (j) No Waiver.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     (k) Assignment by Landlord.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
6. MAINTENANCE AND REPAIR BY TENANT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     (a) Maintenance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     (b) Repair.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
7. TENANT ALTERATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     (a) Approval of Alterations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     (b) Installation of Alterations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     (c) Ownership of Alterations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     (d) Indemnification.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
8. SIGNS AND ADVERTISEMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
9. TENANT'S EQUIPMENT, FURNISHINGS AND FURNITURE. . . . . . . . . . . . . . . . . . . . . . . .   17
     (a) Equipment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

     (b) Furnishings.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     (c) Removal of Furniture, Furnishings and Equipment.   . . . . . . . . . . . . . . . . . .   18
     (d) Personal Property and Occupancy Taxes.   . . . . . . . . . . . . . . . . . . . . . . .   18
10. ENTRY FOR INSPECTION AND REPAIR.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
11. INSURANCE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     (a) Insurance Rating.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     (b) Landlord's Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     (c) Tenant's Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     (d) Tenant's Insurance Policies.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
12. SERVICES AND UTILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
13. INDEMNIFICATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     (a) No Liability of Landlord.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     (b) Mutual Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
14. RULES AND REGULATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
15. DAMAGE; CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     (a) Damage to the Premises.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     (b) Condemnation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     (c) Temporary Taking.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
16. DEFAULT OF TENANT; REMEDIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     (a) Events of Default.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     (b) Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     (c) Right of Landlord to Cure Tenant's Default.  . . . . . . . . . . . . . . . . . . . . .   28
     (d) Late Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     (e) Lien on Personal Property.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
17. SUBORDINATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
18. HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
19. SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
20. QUIET ENJOYMENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
21. RESERVATION OF RIGHTS BY LANDLORD.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
22. ESTOPPEL CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
23. NOTICES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
24. BROKERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
25. MISCELLANEOUS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     (a) No Representations by Landlord.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     (b) No Partnership.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     (c) Waiver of Jury Trial.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     (d) Invalidity of Particular Provisions.   . . . . . . . . . . . . . . . . . . . . . . . .   33
     (e) Gender and Number.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     (f) Benefit and Burden.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     (g) Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     (h) Corporate Tenant.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     (i) Sale.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     (j) Attorneys' Fees.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     (k) Execution of Lease.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     (l) Governing Law.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

     (m) Paragraph Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     (n) ADA.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
26. SPECIAL STIPULATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     (a) Parking.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     (b) Abatement of Rent.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     (c) Options to Renew.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     (d) Option to Cancel.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
     (e) Option to Expand.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
     (f) Right of First Offer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
     (g) Suite Signage.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

                          COLONIAL PLACE OFFICE LEASE

         THIS AGREEMENT OF LEASE ("Lease") is made this 17th day of July, 1992, by COLONIAL VILLAGE CENTER ASSOCIATES (hereinafter referred to as "Landlord") and TELECOM SOLUTIONS, INC., a Virginia Corporation (hereinafter referred to as "Tenant").

         WHEREAS, Landlord has constructed an office building described below (the "Building"); and

         WHEREAS, Tenant desires to lease space in the Building and Landlord is willing to rent Tenant space in the Building, upon the terms, conditions, covenants and agreements set forth herein,

         NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.

1.       THE PREMISES.

         (a)     Description of Premises.

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term and upon the condition, covenants and agreements hereinafter provided, 7,702 rentable square feet located on the fourth (4th) floor of the Building as outlined on Exhibit A, attached hereto and made a part hereof, and hereinafter referred to as the "Premises". The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Building and the plaza adjacent to the Building, but includes no other rights not specifically set forth herein. The parking garage area below the Building is part of the common area of the Building, but such garage area shall be available for use only on a fee basis by Tenant, other tenants in the Building and by the general public.

         (b)     Improvements to Premises.

         Landlord shall finish the Premises as set forth in Exhibit B attached hereto and made a part hereof. It is understood and agreed that Landlord is under no obligation to make any structural or other changes, decorations, additions or improvements in or to the Premises except as set forth in Exhibit
B. It shall be the responsibility of Tenant to place firm orders for communications equipment and its installation, so as to ensure the installation of Tenant's telephones and other communications facilities in the Premises concurrent with Tenant's improvements. Failure to have the Tenant's communications facilities installed shall not be cause for extension of the Lease Commencement Date set forth in Article 2(b).

         (c)     Description of Building and Land.

         The Building consists of a 12-story office tower and the portion of the two level underground parking garage under the Building consists of a 12-story office tower and the portion of the two level underground parking garage under the Building known as One Colonial Place and having a street address of 2111 Wilson Boulevard, Arlington, Virginia 22201. The Building has been constructed in accordance with plans and specifications prepared by Weihe, Black, Jeffries, Strassman & Dove. The real property on which the Building is situated (the "Land") consists of that parcel shown as the hatched area on Exhibit C, attached hereto and made a part hereof, the landscaped plaza and improvements (other than the Building) constructed on the Land and the two-level parking garage under the Land.

2.       TERM.

         (a)     Availability For Occupancy.

         For the purposes of this Lease, the Premises shall be determined to be finished and available for occupancy when all of the following have been completed: (1) all or substantially all of the services described in Article 12 hereof are available to the Premises; (2) the installation of the work described in Exhibit B has been substantially completed and (3) a certificate of occupancy has been issued by the County of Arlington, Virginia with respect to the Premises.

         (b)     Commencement of Term.

         The term of this Lease (hereinafter referred to as the "Term") shall be for a period of five (5) years and commencing on July 15, 1992 (the "Lease Commencement Date") and expiring at midnight on July 14, 1997 (the "Lease Expiration Date"). If Landlord is unable to deliver possession of the Premises to Tenant by the Lease Commencement Date, then the Term shall commence on the date that the Premises are available for occupancy. In such event, Landlord shall advise Tenant in writing at least fifteen (15) days in advance of the date the Premises will be available for occupancy and thereafter the Lease Commencement Date shall be the date specified in such written notice and the Lease Expiration Date shall be the date which is specified in such written notice and is that same number of days after the Lease Commencement Date as it was after the original lease commencement date. The provisions of such written notice shall then become a part of this Lease. Landlord shall provide access to the Premises to Tenant and Tenant's contractors during the fifteen (15) day period prior to the Lease Commencement Date for the purpose of performing tenant work and installing furniture and equipment. Neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected by the failure of Landlord to deliver possession of the premises for any reason whatsoever, and Tenant shall have no claim against Landlord because of Landlord's failure to deliver possession of the Premises on the date fixed therefor.

3.       RENT.

         Tenant shall pay as rent for the Premises the following amounts (each of which shall be considered rent and all of which are, unless the context requires otherwise, collectively referred to herein as "rent"):

         (a)     Base Rent.

         Tenant shall pay to Landlord as Base Rent the sum of One Hundred Sixty-Three thousand, Six Hundred Sixty-Seven Dollars and Fifty Cents ($163,667.50) annually, payable in equal monthly installments, in advance of Thirteen Thousand, Six Hundred Thirty-Eight Dollars and Ninety-Six Cents ($13,638.96). On or before the Lease Commencement Date, Tenant shall pay to Landlord Base Rent for the first full calendar month of the Lease and if the Lease Commencement Date is not the first day of the month, Tenant shall also pay to Landlord on or before the Lease Commencement Date a pro-rata monthly installment of Base Rent for the fractional period of such month. If the Lease Expiration Date is not the last day of the month, a pro-rata monthly installment of Base Rent shall be paid in advance at the then current rate for the fractional period of such month.

         (b)     Increases in Taxes.

         Tenant shall pay to Landlord as additional rent 3.103% (being the agreed upon proportion which the rentable square feet of the Premises bear to the total rentable are of 248,245 square feet in the Building) of the increase in real estate taxes (including special assessments, if any, and any other taxes now or hereafter imposed which are in the nature of or in substitution for real estate taxes ("Taxes")) levied on the Building and the Land for any calendar year subsequent to the Base Year over the Taxes for the Base Year.
For purposes hereof, the Taxes for the Base Year for the Building and the Land shall be the actual taxes paid for calendar year 1992 (which for the purposes of Articles 3(b), 3(c) and 3(d) shall be the Base Year). Under no circumstances shall any inheritance, estate, succession, transfer, gift tax, or capital levy be included in such definition and, further, that under no circumstances shall any franchise, corporation, income or profit tax calculated upon the Landlord's net income be passed through to the Tenant. From time to time, Landlord may, before, upon, or after the commencement of any calendar year subsequent to the Base Year, notify Tenant of the amount which Landlord estimates will be Tenant's share of such increases for such calendar year over the Taxes for the Base Year, in which event the amount of such increase shall be payable in equal amounts over the remainder of such calendar year as provided in

Article 3(e). Should the Taxes for any calendar year be either increased or decreased as a result of a legal proceeding challenging the assessment of the Building or the Land, or both, the amount payable by Tenant hereunder as additional rent for such calendar year shall be adjusted to reflect such increase or decrease. Landlord may include in any such adjustment any reasonable legal fees and costs incurred in conducting such legal proceedings. Within ninety (90) days after the expiration of each calendar year in which additional rent is payable pursuant to this Article 3(b), Landlord shall submit a statement containing the actual increase of Taxes over the Taxes for the Base Year and Tenant's proportionate share thereof. Any overpayment or underpayment of such increase shall be adjusted by payment within thirty (30) days for any underpayment by Tenant or by prompt payment by Landlord to Tenant of any overpayment or, at Landlord's election, by applying such overpayment as a credit to succeeding monthly installments of rent. In no event shall the Base Rent set forth in Article 3(a) be reduced by the application of this Article 3(b). Additional rent payable pursuant to this Article 3(b) shall be due and payable commencing January 1, 1994. Tenant shall not be responsible for any additional rent payable pursuant to this Article 3(b) prior to January 1, 1994.

         (c)     Increases in Operating Expenses.

                 (i) Tenant shall pay to Landlord as additional rent 3.351% (being the agreed upon proportion which the rentable square feet of the Premises bear to the total rentable office area of 229,809 square feet in the Building) of the increase during the Term of this Lease in Operating Expenses (as hereinafter defined) for any calendar year after the Base Year over the Initial Operating Expenses which shall be the actual operating expenses for calendar year 1992. Additional rent payable pursuant to this Article 3(c) shall be due and payable commencing January 1, 1994. Tenant shall not be responsible for any additional rent payable pursuant to this Article 3(b) prior to January 1, 1994.

         Operating Expenses shall consist of all operating expenses of the Building and Land, which shall be computed on the accrual basis and shall consist of all expenses, costs and disbursements to operate, maintain and repair all facilities initially installed in the Building or on the Land and such additional facilities in subsequent years as may be determined by Landlord to be necessary in connection with the ownership and operation of the Building and the Land. Operating Expenses shall not include Taxes, debt service, depreciation, rental lease commissions, costs for the benefit of and billed to specific tenants and costs and disbursements relating to the operation and maintenance of the parking garage below the Building and the retail commercial space on the ground floor of the Building. Operating Expenses shall include, but not be limited to the following and where applicable, shall be allocated pro rata among present and future buildings in Colonial Place:

                 (1) Wages and salaries of all employees engaged in the operation, maintenance or security of the Building and the Land, including taxes, insurance and benefits relating thereto.

                 (2) All supplies and materials used in operation and maintenance of the Building and the Land.

                 (3) Cost of all utilities, including surcharges, for the Building, including the cost of water, sewer and power, heating, lighting, air conditioning and ventilating for the Building.

                 (4) Cost of all maintenance and service agreements for the Building, the Land and the equipment therein, including but not limited to, security and energy management services, window cleaning, elevator maintenance and janitorial service.

                 (5) Cost of all insurance relating to the Building, improvements to demised premises, and the Land as determined by Landlord, including the cost of casualty and liability insurance applicable to the Building and the Land and Landlord's personal property used in connection therewith.

                 (6) Cost or repairs and general maintenance to the Land and Building, but excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building.

                 (7) A management fee (not to exceed a total of 4% of the gross rental income) for the manager of the Building and the rental value of the office space in One Colonial Place occupied by the manager of the Building.

                 (8) The costs of any additional services not provided to the Building or the Land at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building and provided by other first class office buildings in the Washington, D.C. metropolitan area.

                 (9) The cost of any capital improvements made to the Building after the Lease Commencement Date, to be allocated in the following manner. If Landlord makes an expenditure for the installation of energy conservation or labor-saving devices in the Building to reduce Operating Expenses, and if, under generally accepted accounting principles, such expenditure is not a current expense, the cost thereof shall be amortized over the period of time, as estimated by Landlord in its judgment, in which the estimated reduction in Operating Expenses will equal the amount of the expenditure, and the amortized cost allocated to each calendar year of the Lease shall be treated as an Operating Expense. If Landlord makes an expenditure for any other capital improvement of the Building, and if, under generally accepted accounting principles, such expenditure is not a current expense, the cost thereof shall be amortized over a period equal to the useful life of such improvements, determined in accordance with generally accepted accounting principles, and the amortized cost allocated to each calendar year of the Lease shall be treated as an Operating Expense. There shall also be included in Operating Expenses interest on the unamortized balance of any such capital improvements at the rate paid by Landlord on funds borrowed for the purpose of constructing such capital improvements.

         Notwithstanding the foregoing, the term "Operating Expenses" shall not include:

                 (1) Costs and expenses, including any labor costs, charges, repairs, improvements or expenses directly or indirectly related to the ownership or operation of the rentable area of any retail space in the Building, except that those items actually charged to retail tenants shall be included as "Operating Expenses";

                 (2) Wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord or of Landlord's managing agent above of the grade of building manager;

                 (3) Loan payments, charges for depreciation of the Building or equipment, and any interest or other financing charge or refinancing costs;

                 (4) Costs relating to activities for the solicitation and execution of leases of space in the Building, including legal fees, real estate brokers' commissions, expenses, fees, and advertising, moving expenses, design fees, rental concessions, rental credits, tenant improvement allowances, lease assumptions or any other cost and expenses incurred in the connection with the leasing of any space in the Building;

                 (5) Costs as billed by the utility company of any electric current furnished to the Demised Premises or any Rentable Area of the Building for purposes other than the operation of the Building equipment and machinery, and the lighting of public toilets, stairways, shaftways, fan rooms and other comparable areas;

                 (6) The cost of correcting defects in the construction of the Buildings except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

                 (7) Any increase in an insurance premium to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant;

                 (8) Any cost for which Landlord is reimbursed by insurance proceeds, warranties, service contracts, condemnation proceeds or otherwise;

                 (9) The cost of any additions or capital improvements to the Building subsequent to the date of the original certificate of occupancy or certificate of "Core Completion" for the Building;

                 (10) Any operating expense representing an amount paid to a related corporation, entity, or person, which is in excess of the amount which would be paid in the absence of such relationship;

                 (11) The cost of any work or service performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than that performed or furnished to Tenant;

                 (12) The cost of alterations, renovations or improvements for rentable space in the Building;

                 (13) Capital improvements or expenditures incurred to reduce operating expenses shall be included in Operating Expenses to the lesser of the annual amortized amount of said improvements or expenditures (over the useful life of the improvements or item) or the actual annual savings;

                 (14)     Ground rent or similar payments to a ground lessor;

                 (15) Cost of any bad debt loss, costs and expenses incurred in connection with any transfer of an interest in the Landlord, Building or the Land;

                 (16) Any payments or reimbursements by tenants or other occupants to Landlord for services for overtime air-conditioning, elevator service, special cleaning, light bulbs, repair work for tenants or other occupants, reviewing plans or specifications or proposed subleases or assignments, or any other similar matter, shall be deducted from Operating Expenses when paid. In no event shall any item be included in Operating Expenses more than once, even if its fits into more than one classification;

                 (17) The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be born at Landlord's expense;

                 (18) Any costs, fines, or penalties incurred because Landlord violated any governmental rule or authority;

                 (19) Costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous waste or asbestos containing materials from the Demised Premises unless caused by Tenant;

                 (20) The cost of any repair made by Landlord because of any insurable casualty or the total or partial destruction or condemnation of the Building or any portion of the Building.

                          (ii)    For each calendar year during the Term of
this Lease following the Base Year, Landlord shall provide Tenant a comparison of Initial Operating Expenses and the projected Operating Expenses for such year. From time to time, Landlord may, before, upon or after the commencement of any calendar year subsequent to the Base Year, notify Tenant in writing of the amount which Landlord estimates will be Tenant's share of the increase in Operating Expenses for such calendar year of the Lease over Initial Operating Expenses, in which event the amount of such increase shall be payable in equal amounts over the remainder of such calendar year as provided in Article 3(e). Landlord shall, within the period of ninety (90) days, or as soon thereafter as possible, after the close of each calendar year following the Base Year, provide to Tenant upon request, a reasonably detailed line item statement of such year's actual Operating Expenses, showing the actual increase in Landlord's Operating Expenses over the Initial Operating Expense and Tenant's share of such increase. Any overpayment or underpayment of such increase shall be adjusted by payment within thirty (30) days for any underpayment by Tenant or by prompt payment by Landlord to Tenant of any overpayment or, at Landlord's election, by applying such overpayment as a credit to succeeding monthly installments of rent. In no event shall the Base Rent set forth in Article 3(a) be reduced by the application of this Article 3(c). The payment of any additional rent by Tenant shall not preclude it from questioning the correctness of any Operating Expense statement. Tenant and its authorized representatives shall have the right to review Landlord's records with respect to Operating Expenses.

                 (iii) The annual statement of Operating Expenses shall be prepared by Landlord and signed by an authorized representative of Landlord. The failure or inability of Landlord to provide Tenant with the statement of Operating Expenses within ninety (90) days after the close of any calendar year shall not preclude Landlord from later collecting from Tenant any underpayment of Operating Expenses nor shall Tenant be precluded from later obtaining the balance of any overpayment of Operating Expenses.

         (d)     Annual Rent Adjustment.

         For each calendar year during the term of this Lease, beginning with calendar year 1994, Tenant shall pay to Landlord as additional rent an amount equal to two and one-quarter percent (2.25%) per year over the Base Rent or the Base Rent as previously adjusted by this Article 3(d). For example, at the beginning of calendar year 1994, the base rental rate of $21.25 per rentable square foot shall be adjusted so that Tenant shall pay an additional rent an amount equal to $0.48 per rentable square foot. At the beginning of calendar year 1995, the base rental rate shall be further adjusted so that Tenant shall pay as additional rent an amount equal to $0.49 per rentable square foot. For each subsequent calendar year, a similar rent adjustment shall be made. Such additional rent shall be due and payable in equal monthly installments together with the Base Rent on the first day of each month of the Term of the Lease, beginning in calendar year 1994.

         (e)     Time of Payment.

         Each of the foregoing amounts of rent shall be paid to Landlord without demand and without deduction, set-off or counterclaim and shall be paid on the first (1st) day of every month during the term of this Lease unless otherwise provided herein. If Landlord shall at any time or times accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Landlord's rights hereunder. No payment by or on behalf of Tenant of a lesser amount than the monthly installment or rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in this Lease.

         (f)     Place of Payment.

         Tenant will make all payments of rent to Landlord at the office of Landlord, or to such other party or such other address as Landlord may designate from time to time by written notice to Tenant.

         (g)     Lease for Less Than a Calendar Year.

         If the Lease Expiration Date is not December 31st, the additional rent to be paid by Tenant under Articles 3(b), 3(c) and 3(d) for the calendar year in which the Lease Expiration Date occurs shall be determined by multiplying the amount of Tenant's share thereof for the full calendar year by a fraction, the numerator of which shall be the calendar days of the year the Lease is in effect and the denominator of which is 365.

         (h)     Continuing Obligations.

         The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Articles 3(b), 3(c) and 3(d) to be performed after such termination.

4.       USE OF PREMISES.

         Tenant will use and occupy the Premises solely for general office purposes. Without the prior written consent of Landlord, the Premises will not be used for any other purpose. Tenant will not use or occupy the Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, Commonwealth of Virginia, Arlington County, and any other public or quasi-public authority having jurisdiction over the Premises. It is expressly understood that if any law, ordinance, regulation or order requires a special occupancy permit for Tenant's use of the Premises, Tenant will obtain such permit at Tenant's own expense.

5.       ASSIGNMENT AND SUBLETTING.

         (a)     Consent of Landlord.

         Tenant will not sell, assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent, or permit occupancy or use of the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any such assignment, subletting or occupancy except to LCC Incorporated without the written consent of Landlord shall constitute a breach of this Lease by Tenant, permitting Landlord to terminate this Lease.*

         (b)     Right of Landlord to Cancel Lease.

         If Tenant shall desire to assign its interest in this Lease or to sublet the Premises or any part thereof to anyone except LCC Incorporated,** Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanies by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a description of the portion of the Premises to be sublet (the "Sublet Premises"); (iii) the terms and conditions of the proposed assignment or subletting; (iv) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the Sublet Premises; and (v) current financial information and any other information Landlord may reasonably and promptly request with respect to





- ------------------

* Notwithstanding the foregoing, Landlord's consent shall not be required in connection with any assignment, sublet or other transfer of this lease to LCC Incorporated or any of its subsidiaries or affiliates.

** or any of its subsidiaries or affiliates.

the proposed assignee or subtenant. Landlord may then, by notice to such effect given to Tenant's within fifteen (15) days after either the receipt of Tenant's request for consent or the receipt of such further information as Landlord may reasonably request pursuant to the clause (v) above, whichever is later, terminate this Lease as to the Sublet Premises on a date to be specified in said notice (the "Termination Date") which date shall be not earlier than one day before the effective date of the proposed assignment or subletting nor later than 31 days after said effective date. Tenant shall then vacate and surrender the Sublet Premises on or before the Termination Date and the Term of this Lease for the Sublet Premises shall end on the Termination Date as if that were the Lease Expiration Date. Landlord shall be free to, and shall have no liability to Tenant if Landlord should, lease the Sublet Premises to any other party, including Tenant's prospective assignee or subtenant.

         (c)     Conditions of Approval to Subletting or Assignment.

         If Landlord shall not exercise its option to terminate this Lease pursuant to Article 5(b) above, Landlord shall not unreasonably withhold its consent to the proposed assignment or subletting referred to in Tenant's notice given pursuant to Article 5(b), provided that all of the following further conditions shall be fulfilled:

                 (1) The Sublet Premises shall not, without Landlord's prior consent which shall not be unreasonably withheld, conditioned or delayed, have been listed or otherwise publicly advertised for assignment or subletting at a rental rate less than the prevailing rental rate for new space in the Building. However, Tenant shall not be prohibited from negotiating or consummating a sublease at a lower rental rate, if and only if, Tenant shall first have offered to sublet the Sublet Premises to Landlord for the same rents and terms by notice given with or after Tenant's request for consent to the subletting or assignment. Landlord may accept such offer within fifteen (15) days from receipt of such request for consent or ten (10) days after receipt of the offer, whichever is later.

                 (2) Tenant shall not then be in default hereunder beyond the time herein provided, if any, to cure such default.

                 (3) The proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Sublet Premises in a manner in keeping with the standards of the other tenancies in Colonial Place.

                 (4) The character of the business to be conducted or the proposed use of the Sublet Premises by the proposed assignee or subtenant shall not (a) be likely to increase Operating Expenses beyond that which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies in the Building; (b) increase the burden on existing cleaning services or elevators over the burden prior to such proposed subletting or assignment; or (c) violate or be likely to violate any provisions or restrictions herein relating to the use or occupancy of the Premises.

                 (5) In case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the Sublet Premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

                 (6) No subletting shall end later than one (1) day before the Lease Expiration Date of this Lease.

                 (7) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment of sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent.

                 (8) The form of the subletting or assignment agreement shall be approved by Landlord.

                 (9) The form of any advertising used by Tenant in connection with such subletting or assignment shall be subject to Landlord's reasonable approval.

         (d)     Termination of Lease.

         Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated for any reason prior the Lease Expiration Date or if Landlord should succeed to Tenant's estate in the Premises, then, at Landlord's election, the subtenant shall either surrender the Sublet Premises to Landlord within 60 days of Landlord's request therefor, or attorn to and recognize Landlord as the subtenant's landlord under the sublease and the subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment.

         (e)     Continuing Liability of Tenant, Subtenant and Assignee.

         Tenant shall furnish Landlord with a counterpart (which may be a reproduced copy) of each sublease or assignment made hereunder within ten days after the date of its execution. Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder notwithstanding any subletting or assignment provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant, assignee or anyone claiming by, through or under any subtenant or assignee which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remove successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and, without limiting the generality of the foregoing, shall remain fully and directly responsible and liable to Landlord for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease. Notwithstanding anything to the contrary contained in this Lease, no assignment of Tenant's interest in this Lease shall be binding upon Landlord unless the assignee shall execute and deliver to Landlord an agreement whereby such assignee agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding such assignee with respect to all future assignments and transfers. A failure or refusal of such assignee to execute or deliver such an agreement shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

         (f)     Additional Payment to Landlord.

         (Intentionally deleted).

         (g)     Sale of Stock or Partnership Interest.

         Any transfer, by operation of law or otherwise, of Tenant's interest in this Lease (in whole or in part) of a greater than sixty percent (60%) interest in Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this Lease within the meaning of this Article. The issuance of shares of stock to other than the existing shareholders is deemed to be a transfer of that stock for the purposes of this Article. If there has been a previous transfer of less than a sixty (60%) interest in Tenant, then any other transfer of an interest in Tenant which, when added to the total percentage interest previously transferred, totals a transfer of greater than a sixty percent (60%) interest in Tenant shall be deemed an assignment of Tenant's interest in this Lease within the meaning of this Article. Tenant shall be obligated to notify Landlord when a transfer of sixty percent (60%) or greater interest in Tenant is proposed. The provisions of this Article 5(g) shall not apply to the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, where such sale is effected through any recognized exchange or through the "over-the-counter market".

         (h)     Brokerage Fees.

         If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including attorneys' fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

         (i)     Consent of Landlord to be Again Obtained.

         In the event that (i) Landlord fails to exercise any of its options under this Article and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of this Article before assigning its interest in this Lease or subletting any portion of the Premises.

         (j)     No Waiver.

         The consent by Landlord to an assignment or to a subletting shall not relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. If Tenant's interest in this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent and additional rent payable herein, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Article or of any default hereunder or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further observance or performance by Tenant of all covenants, conditions, terms and provisions on the part of Tenant to be performed or observed.

         (k)     Assignment by Landlord.

         Landlord shall have the unrestricted right to assign, transfer, mortgage, pledge or otherwise encumber, in whole or in part, its rights, title and any interest hereunder to any person, corporation, trust, partnership or other legal entity. Upon the assignment of this Lease to an assignee who assumes the obligations of Landlord hereunder arising after the date of assignment, and notice of such assignment to Tenant, Landlord shall be relieved of any further obligations to Tenant hereunder and Tenant agrees to look solely to such assignee.

6.       MAINTENANCE AND REPAIR BY TENANT.

         (a)     Maintenance.

         Tenant will keep the Premises and fixtures and equipment therein in clean, safe and sanitary condition, will take good care thereof, will suffer no waste or injury thereto, and will, at the Lease Expiration Date or other termination of the Term of this Lease, surrender the same, broom clean, in the same order and condition in which they are on the Lease Commencement Date, except for ordinary wear and tear and except for damage by the elements, fire or other casualty not due to the negligence of Tenant.

         (b)     Repair.

         Tenant shall make all repairs required to any improvements added to the Premises by Tenant or by Landlord at the request of Tenant other than those improvements set forth in Exhibit B. In addition, Tenant shall make all repairs to the Premises which are required because of any negligent act or omission of Tenant, its employees, agents, licensees, customers, clients, family members and guests. Any work required to be performed by Tenant subject to this Article 6 shall be performed subject to the approvals, provisions, conditions and limitations set forth in Article 7 below.

7.       TENANT ALTERATIONS.

         (a)     Approval of Alterations.

         Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise (hereinafter referred to as "Alterations"), in or to the Premises or the Building, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. As a condition precedent to such written consent of Landlord, Tenant shall identify the contractor selected by Tenant for Landlord's approval and deliver to Landlord such plans, specifications and other information concerning the proposed Alterations that Landlord may request.

         (b)     Installation of Alterations.

         It is understood and agreed by Landlord and Tenant that any Alterations shall be the responsibility of Tenant. All Alterations permitted by Landlord must be performed by a contractor reasonably acceptable to Landlord and must conform to all rules and regulations established from time to time by the Underwriters' Association of the local area and conform to all requirements of federal, state and local governments. If, notwithstanding the foregoing provisions of Article 7(a), any mechanic's or materialmen's lien is filed against the Premises, the Building or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such lien shall be discharged by Tenant within ten
(10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge the same and treat the cost thereof as additional rent payable with the monthly installment of rent next becoming due, it is hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive, or release, the default of Tenant in not discharging the same. Should Tenant request any Alterations which require any addition to or change in the plumbing, electrical, heating, ventilation, air conditioning or mechanical systems of the Building, Tenant agrees that any such work shall be performed by a contractor approved by Landlord at the cost of Tenant. It is further understood and agreed that in the event Landlord shall give its written consent to Tenant making any Alterations, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed with respect to any Alterations made by or on behalf of Tenant.

         (c)     Ownership of Alterations.

         All Alterations, other than pictures, chart boards and maps, including wall-to-wall carpet, upon the Premises, whether installed with or without the prior written consent of Landlord, shall immediately become the property of Landlord and shall remain upon the Premises and be surrendered with the Premises at the expiration of this Lease without disturbance, molestation or injury, unless the Landlord agrees otherwise in writing at the time that Landlord consents to the Alterations. Should the Landlord elect that Alterations made by the Tenant upon the Premises be removed upon termination of this Lease or upon termination of any renewal period hereof, the Tenant hereby agrees to cause the Alterations to be removed and the Premises restored to the condition existing prior to the installation of the Alterations at the Tenant's sole cost and expense and should Tenant fail to do so, then and in such event, the Landlord may case the Alterations to be removed and the Premises so restored at the Tenant's expense and the Tenant hereby agrees to reimburse the Landlord for the cost of such removal together with any and all damages which the Landlord may suffer and sustain by reason of the failure of the Tenant to remove the Alterations. Landlord shall indicate in writing, at the time of its approval of all alterations, whether such alterations must be removed at Lease Termination.

         (d)     Indemnification.

         Tenant will defend, indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to persons or property which may or might arise directly or indirectly by reason of the making of any Alterations. If any Alteration is made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work.

8.       SIGNS AND ADVERTISEMENTS.

         No sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the outside or the inside of the Building except on the directories and the doors of offices, and on the wall adjacent to Tenant's premises (in accordance with Article 26(g)) and then only in such place, number, size, color and style as is approved in writing by Landlord and provided by all at Tenant's cost and expense. If any such sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same and Tenant shall be liable for any and all expenses incurred by Landlord in said removal. Landlord shall have the right to prohibit in its reasonable judgment any advertisement of Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a high-quality office building and, upon written notice from the Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. If Tenant refers to the Building by name, Tenant shall refer to the Building as One Colonial Place and may also list Tenant's street address in designating the location of the Premises in all newspaper or other advertising, stationery, other printed material and all other references to the location of the Premises.

9.       TENANT'S EQUIPMENT, FURNISHINGS AND FURNITURE.

         (a)     Equipment.

         Tenant will not install or operate in the Premises any electrically operated equipment or other machinery, other than standard electric typewriters, adding machines, personal computers, word processing machines, radios, televisions, clocks and copying machines, without first obtaining the written consent of Landlord and other equipment normally found in office space. Landlord may condition such consent upon the payment by Tenant of additional rent as compensation if Tenant's additional equipment requires an excessive consumption of utilities as determined under Article 12 below and for the cost of additional wiring as may be occasioned by the operation of said equipment or machinery. Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system, or electrical system of the Premises or the Building without first obtaining the written consent of the Landlord which consent will not be unreasonably withheld or delayed. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

         (b)     Furnishings.

         Landlord shall have the right to prescribe the maximum weight and position of safes and other heavy equipment or fixtures, which shall, if considered necessary by the Landlord, stand on plank strips to distribute the weight. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into, in or out of the Premises, or due to the same being on the Premises, shall be repaired by, and at the sole cost of, Tenant, which cost, if paid by Landlord, shall be deemed additional rent payable within the next installment of Base Rent after presentation of a bill for such cost from Landlord. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment, and other bulky matter shall be delivered only through the designated delivery entrance of the Building. All moving of furniture, equipment and other material shall be in accordance with the rules and regulations for the Building referred to in
Article 14 below. Tenant agrees promptly to remove from the sidewalks or plaza adjacent to the Building any of the Tenant's furniture, equipment or other material there delivered or deposited.

         (c)     Removal of Furniture, Furnishings and Equipment.

         If Tenant is not in monetary default in the performance of any of its obligations under this Lease, Tenant shall have the right to remove, upon the expiration of the Term of this Lease, all movable furniture, furnishings, or equipment installed in the Premises at the expense of Tenant. If such property of Tenant is not removed by Tenant upon the expiration or termination of this Lease, the same shall be deemed to be abandoned by Tenant, shall become the property of Landlord and shall be surrendered with the Premises as a part thereof. Any cost to Landlord incurred in the storage or disposal of such furniture, furnishings or equipment by Landlord shall be reimbursed by Tenant upon demand.

         (d)     Personal Property and Occupancy Taxes.

         Tenant agrees to pay, before delinquency, any and all taxes levied or assessed and which shall become payable during the Term hereof upon all Alterations by Tenant and upon Tenant's equipment, furniture, fixtures and other personal property located in the Premises or which are in the nature of occupancy taxes imposed upon Tenant. Tenant shall comply with the provisions of any law, ordinance or rule of local taxing authorities which require Tenant to file a report of Tenant's property located in the Premises.

10.      ENTRY FOR INSPECTION AND REPAIR.

         Tenant will permit Landlord, or its agents or other representatives, at all times with reasonable notice except in the case of emergency, to enter the Premises, without charge to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building, to exhibit the Premises and the Building to prospective lenders or purchasers, and to make such Alterations and repairs as in the sole judgment of Landlord may be deemed necessary, or to exhibit the same to prospective tenants during the last one hundred eighty (180) days of the Term of this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant's business when making Alterations or repairs, but Landlord shall not be required to perform the Alteration or repairs at a time other than during normal working hours. For each of the purposes set forth above, Landlord shall at all times have and retain a key with which to unlock all of the doors into and upon the Premises, excluding Tenant's vaults and safes, or special security areas designated by Tenant, the location of which shall have been approved by Landlord. Landlord shall have the right to use any and all means which Landlord may deem necessary and proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

11.      INSURANCE.

         (a)     Insurance Rating.

         Tenant will not conduct or permit to be conducted, any activity, or place any equipment in or about the Premises or the Building, which will, in any way, increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by an insurance company or by the applicable insurance rating bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building, Landlord shall send Tenant written notice to cure such conduct. If Tenant fails to cure then such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord the amount of such increase upon demand and any such sum shall be considered additional rent payable hereunder.

         (b)     Landlord's Insurance.

         Landlord shall, at all times during the Term hereof, carry and maintain in full force and effect fire and extended coverage insurance for the Building and permanent improvements with the Premises. Such insurance shall be issued by an insurance company licensed to do business in the Commonwealth of Virginia. All proceeds of such fire and extended coverage insurance shall be disbursed to repair the Building in accordance with Article 15(a) below. Additionally such policy shall contain an express waiver of any right of subrogation by the insurance company against Tenant, its agents and employees.

         (c)     Tenant's Insurance.

         Tenant shall, at all times during the Term hereof, at its own expense, carry and maintain in full force and effect, policies providing the following insurance coverage:

                 (i) a policy or policies of comprehensive public liability insurance protecting against any liability for injury, death or property damage occurring upon, in or about the Premises or occurring in or upon, in or about the Land or Building as a result of Tenant's activities, or arising from any obligation by which Tenant is obliged to indemnify Landlord as set forth in this Lease, with each such policy to afford protection to the limit of not less than $500,000 with respect to injury or death of any one person, to the limit of $1,000,000 with respect to injury or death resulting from any one accident or event and to the limit of not less than $1,000,000 with respect to damage to property; provided that the minimum limits set forth above shall, at Landlord's option, be increased three years after the commencement of the Term, based on then current prudent insurance industry coverage practices;

                 (ii) a policy of fire and extended coverage insurance, insuring against loss to the Tenant's furniture, furnishings and equipment in and about the Premises for not less than the full replacement value of all of said items; provided that, so long as this Lease shall remain in effect, any and all proceeds of such insurance shall be used only to repair or replace the items so insured.

         (d)     Tenant's Insurance Policies.

         All insurance policies required to be obtained by Tenant under this Lease (i) shall be issued by responsible insurance companies licensed to do business in the Commonwealth of Virginia and approved by Landlord; (ii) shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; (iii) shall name Landlord and any other parties reasonably requested by Landlord as additional insureds, as their interests may appear; and (iv) shall contain an express waiver of any right of subrogation by the insurance company against Landlord, its agents and employees. With respect to each of the insurance policies required to be obtained by Tenant under this Article, on or before the Lease Commencement Date, and at least 30 days before the expiration of the policies in effect, Tenant shall deliver to Landlord certified copies of each such policy or renewal thereof, as the case may be or a certificate from the insurance company indicating that the applicable insurance is in effect. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Premises and other locations of Tenant. Each insurance policy required to be carried hereunder by or on behalf of Tenant shall provide that such insurance policy shall not be canceled unless Landlord shall have received 15 days prior written notice of cancellation. In the event that Tenant shall, prior to the tenth day before any insurance policy will lapse or terminate, or is required to be made effective, fail to furnish evidence of any insurance coverage herein required to be obtained by Tenant, then Landlord, at its sole option, shall have the right to obtain such insurance and pay the premium therefor for a period not exceeding one year in each instance and the premium so paid by Landlord shall be payable by Tenant in accordance with the provisions of Article 16(c).

12.      SERVICES AND UTILITIES.

         During the Term of this Lease, Landlord shall provide the following utilities and services:

         (a) Automatically operated elevator service during normal business hours (as that term is defined below), with at least one elevator in operation on a 24 hour per day basis.

         (b) Hot and cold water for lavatory purposes and drinking purposes during normal business hours and lavatory supplies, it being understood and agreed that hot and cold water shall be furnished by Landlord only to those points of supply provided for general use of other tenants in the Building.

         (c) During normal business hours, air-conditioning during the period of the year when air-conditioning is required and heat during the period of the year when heat is required, in Landlord's judgment for the comfortable use and occupation of the Premises.

         (d) Electricity for lighting and sufficient electrical facilities to furnish electricity for the equipment of Tenant installed pursuant to this Lease. Tenant shall be entitled under this section to 4 watts of electricity exclusive of A/C and heating per rentable square foot during normal business hours for the purpose of lighting the Premises and providing electricity for Tenant's equipment. Any use of electricity by Tenant above that amount shall be provided at Tenant's cost as set forth below.

         (e) Original fluorescent tubes within the Premises necessary to provide required lighting. All standard replacement tubes for such lighting and all other light bulbs and lighting fixtures for the Premises shall be provided at Tenant's cost and expense.

         (f) Cleaning and janitorial services as specified in Exhibit D, attached hereto and made a part hereof.

         (g) Access to the Premises on a full time, 24 hour basis, subject to such regulations that Landlord may impose for security purposes.

         (h) Building security comparable to other first class office buildings in the Washington, D.C. metropolitan area.

         (i) Maintenance, painting and electrical lighting services for all public areas and special service areas in the Building and the plaza surrounding the Building.

         For the purpose of this Lease, normal business hours shall mean the hours of 8:00 A.M. to 6:00 P.M., Monday through Friday and the hours of 9:00 A.M. to 12:00 Noon on Saturday except for the following holidays: New Year's Day, Washington's Birthday, Memorial Day, Fourth of July, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, Christmas Day and any other national holiday promulgated by a Presidential Executive Order or Congressional act.

         If Tenant requires air-conditioning, heating or electricity in the Premises beyond normal business hours, Landlord will furnish the same provided that Tenant has requested the same not less than 24 hours in advance of the requirement. Landlord shall charge Tenant for such additional services at a rate of $20.00 per hour subject to a maximum of 4% annual escalation. If Tenant's equipment shall cause Tenant's consumption of electricity to exceed 4 watts of electricity per square foot, or if such equipment is to be consistently operated beyond normal business hours, Landlord may install a separate electric meter in the Premises at Tenant's cost and expense. Tenant shall then pay to Landlord the actual cost for such additional electricity that Tenant consumes as recorded by such meter and an appropriate adjustment will be made to the portion of the increases in electricity costs of the Building to be paid by Tenant pursuant to Article 3(c) of this Lease.

         In the event any public utility supplying energy or any government law, regulation, executive or administrative order requires that Landlord must reduce or maintain at a certain level the consumption of electricity for the Premises or the Building, which affects the heating, air-conditioning, lighting or hours of operation of the Premises or Building, Landlord and Tenant shall each adhere to and abide by said laws, regulations or executive orders without any reduction in rent.

         Failure by Landlord to any extent to furnish the services set forth above, including any additional services requested by Tenant, or any cessation thereof resulting from causes beyond the control of Landlord, shall not render Landlord liable for damages to either person or property nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from fulfillment of any covenant or obligation hereunder. Should any of the Building equipment or machinery cease to function properly for any cause, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of any portion of rent or damages on account of any interruption in service occasioned thereby or resulting therefrom.
However, if the Premises or a significant portion of the Premises are rendered uninhabitable for a period exceeding 5 days then Tenant's rent shall be abated pro rata beginning on the first day.

13.      INDEMNIFICATION.

         (a)     No Liability of Landlord.

         Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising from any cause whatsoever, including but not limited to, the necessity of repairing any portion of the Premises, accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leaking in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing work in the Building except when due to willful act by Landlord. Any goods, property or personal effects, stored or placed by the Tenant in or about the Premises or Building, shall be at the risk of the Tenant, and the Landlord shall not in any manner be held responsible therefor. The employees of the Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such employee receives any such package or articles, such employee shall be the agent of the Tenant for such purposes and not of the Landlord.

         (b)     Mutual Indemnification.

         Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever occurring in, on or about the Premises, when such injury or damage shall be caused in whole or in part by the act, negligence, fault of, or omission of any duty by Tenant, its employees, agents, licensees, customers, clients, family members or guests. Tenant shall further hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property occurring in, on or about the elevators, stairways, passageways, hallways or other common areas of the Building or the plaza surrounding the Building, when such injury or damage shall be caused in whole or in part by the act, negligence, fault of, or omission of any duty by Tenant, its employees, agents, licensees, customers, clients, family members or guests. Tenant further agrees to indemnify any save harmless the Landlord against and from any and all claims by or on behalf of any person, firm or corporation, arising from the conduct or management of any work or activity whatsoever done by the Tenant in, about or concerning the Premises, and will further indemnify and save the Landlord harmless against and from any and all claims arising from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease or arising from any action or negligence of the Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities related to any such claim, action or proceeding brought thereon.

         Notwithstanding the foregoing, Landlord shall hold Tenant harmless from any liability, and shall reimburse Tenant for all costs and expenses incurred in defending Landlord, should such liability be determined by a court of competent jurisdiction to have been caused solely by Landlord's willful or negligent act.

14.      RULES AND REGULATIONS.

         Tenant, its agents, employees, invitees, licensees, customers, clients, family members and guests shall at all times abide by and observe the rules and regulations attached hereto as Exhibit E and shall further abide by and observe such other rules or regulations as may be promulgated from time to time by Landlord, with a copy sent to Tenant, for the operation and maintenance of the Building; provided, that the same are not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests. If there is any inconsistency between this Lease and the rules and regulations as set forth in Exhibit E, this Lease shall govern. Landlord shall enforce the rules and regulations equitably.

15.      DAMAGE; CONDEMNATION.

         (a)     Damage to the Premises.

         If the Premises shall be partially damaged by fire or other cause Landlord shall diligently and as soon as practicable after such damage occurs, taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved, repair such damage at the expense of Landlord; provided, however, that if in the sole opinion of the Landlord the Premises or Building are damaged by fire or other cause to such an extent that the damage cannot be fully repaired within ninety (90) days from the date of such damage, Landlord or Tenant, upon written notice to the other, and without liability to the other, may terminate this Lease, in which event the rent shall be apportioned and paid to the date of such damage. During the period that Tenant is deprived of the use of the damaged portion of the Premises, Tenant shall be required to pay rent only for that part of the Premises that Tenant is reasonably able to occupy and the Base Rent for such space shall be that portion of the total Base Rent which the amount of rentable square feet remaining that can be occupied by Tenant bears the total rentable square feet of the Premises. All injury or damage to the Premises or the Building due to the negligence of Tenant, its employees, agents, licensees, customers, clients, family members or guests, shall be repaired by Tenant at Tenant's sole cost and expense. If Tenant shall fail so to do, Landlord shall have the right to make such repairs or replacements, and any cost or expense so incurred by Landlord shall be paid by Tenant, in which event such cost and expense shall become additional rent payable with the installment of rent next becoming due. No compensation, claim or reduction of rent will be allowed or paid by Landlord by reason of inconvenience, annoyance or injury to business arising from the necessity of repairing the Premises or any portion of the Building. In the event of fire or other casualty, Landlord shall not be required to repair any injury or damage to, or make any replacements of any Alterations, furniture, furnishings or equipment or other personal property installed in the Premises by Tenant.

         (b)     Condemnation.

         If the whole or a substantial part (as hereinafter defined) of the Premises shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), then the Term of this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and the rent shall be abated on the earlier of the date when such title vests in such governmental or quasi-governmental authority, or when Tenant can no longer use the Premises. If less than a substantial part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), the Base Rent shall be equitably adjusted, on the basis of the number of rentable square feet before and after such event, on the date when title vests in such governmental or quasi-governmental authority and the Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord and hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as damage as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat of such taking or condemnation) for the value of any expired or unexpired term of the Lease. Tenant may, if allowed by statute, seek such awards for damages for moving expenses, loss of profits and the value of fixtures and other equipment installed by it which do not, under the terms of this Lease, become the property of the Landlord at the termination hereof. Such awards for damages must be made by a condemnation court or other authority and must be separate and distinct from any award to Landlord for the Land and Building and shall not diminish any award of Landlord. For purposes of this Article 15(b), a substantial part of the Premises shall be considered to have been taken if more than fifty percent (50%) of the Premises are unusable by Tenant as a direct result of such taking.

         (c)     Temporary Taking.

         If any right of temporary possession or occupancy of all or any portion of the Premises shall be taken or condemned by a governmental or quasi-governmental authority, the foregoing provisions of Article 15(b) shall be inapplicable thereto and this Lease shall continue in full force and effect without reduction, suspension or abatement of rent and Tenant shall be entitled to make claim for and recover any award or awards, whether in the form of rent or otherwise, recoverable in respect to such possession or occupancy, and neither Landlord nor any party claiming by, through or under Landlord shall have any right or claim to any such award or awards. For the purposes of this
Article 15(c), the taking of possession or occupancy shall be regarded as temporary if it does not extend beyond the Term of this Lease. Any taking of the right of possession or occupancy of all or any portion of the Premises, which is for a period that extends beyond the Term of this Lease shall be regarded for purposes of this Lease as a taking which is not temporary and to which the foregoing provisions of Article 15(b) shall be applicable.

16.      DEFAULT OF TENANT; REMEDIES.

         (a)     Events of Default.

         If Tenant shall (i) fail to pay any monthly installment of rent or shall fail to make any other payment required by the terms and provisions hereof and such failure to pay rent or other payment shall continue for a period of five (5) days after written notice to Tenant by Landlord (although no legal or additional formal demand will have been made therefor) or (ii) violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, or
(iii) abandon the premises, and such violation, failure to perform or abandonment (per (ii) and (iii)) shall continue for a period of thirty (30) days after written notice thereof to Tenant by Landlord and Tenant is not diligently attempting to cure such non-monetary violation, failure to perform or abandonment or (iv) make or consent to an assignment for the benefit of creditors or a common law composition of creditors, or a receiver of Tenant's assets is appointed, or Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant and not discharged by Tenant within sixty (60) days, or Tenant is adjudicated a bankrupt, then, in any of said events, this Lease shall, at the option of Landlord, cease and terminate and the provisions of this Article 16(a) shall automatically operate as a notice to quit, any notice to quit, or of Landlord's intention to re-enter, being hereby expressly waived by Tenant and Landlord may proceed to recover possession under and by virtue of the provisions of the laws of the Commonwealth of Virginia or by such other proceedings, including re-entry and possession, as may be applicable. In the event any such failure to pay rent or other default on the part of Tenant occurs more than three (3) times in any twelve (12) month period, Landlord shall not be required during the remainder of the Term of this Lease to send written notice to further defaults before proceeding with its remedies under this Article 16. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease, without prejudice, however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. Should this Lease be terminated before the Lease Expiration Date by reason of Tenant's default as hereinabove provided, the Premises may be relet by Landlord and if the full rental hereinabove provided (and any of the costs, expenses, or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the Premises in first class rentable condition subject to ordinary wear and tear over the period of Tenant's occupancy. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the Lease Expiration Date, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the Lease Expiration Date. The provisions contained in this Section 16(a) shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term of this Lease.

         (b)     Waiver.

         If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent herein stipulated shall be deemed to be other than an account of the earliest stipulated rent, nor shall any endorsement statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease or a termination of Tenant's oblations hereunder.

         (c)     Right of Landlord to Cure Tenant's Default.

         If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge Tenant the amount of the expense thereof, if made or done by Landlord, with interest thereon at the price per annum which is two percent (2%) greater than the "prime rate" as published in the Wall Street Journal, from the date paid by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute additional rent hereunder due and payable with the next monthly installment or rent. The making of such payment or the taking of such action by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

         (d)     Late Payment.

         If Tenant fails to pay any installment of rent or other charges to be paid by Tenant pursuant to this Lease within ten (10) days after the date when such amount becomes due and payable, Tenant shall pay to Landlord, at Landlord's election, a late charge of five percent (5%) of such amount due for each month that such amount remains unpaid; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive any amount in excess of the maximum legal rate than allowed by law. Such late charge shall constitute additional rent hereunder due and payable with the next monthly installment of rent. The late charge shall be waived one time in any twelve month period if there is an inadvertent late payment of Rent.

         (e)     Lien on Personal Property.

         Landlord shall have a lien upon all the personal property of Tenant moved into the Premises with exception of Tenant's files, records and computer disks, as and for security for the rent and other obligations of Tenant herein provided. In order to perfect and enforce such lien, Landlord may at any time after default in the payment of rent or default of other obligations, seize and take possession of any and all personal property belonging to Tenant which may be found in and upon the Premises. If Tenant fails to redeem the personal property so seized, by payment of whatever sum may be due Landlord under and by virtue of the provisions of this Lease, then and in that event, Landlord shall have the right, after twenty (20) days written notice to Tenant, to sell such personal property at public or private sale and upon such terms and conditions as to Landlord may appear advantageous, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of rent or other obligations of Tenant pursuant to this Lease. In the event there shall then remain in the hands of Landlord any further balance realized from the sale of said personal property as aforesaid, the sale shall be paid over to Tenant. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord which Landlord has the right to enforce pursuant to any other provision of this Lease.

17.      SUBORDINATION.

         This Lease is subject and subordinate to all ground or underlying leases and to all deeds of trust which may now or hereafter affect such leases or the Land or Building and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument or subordination shall be required by any trustee or party secured by any such deed of trust. In confirmation of such subordination, Tenant shall execute promptly any certificate that the Landlord may request. Tenant hereby irrevocably constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of the Tenant. Notwithstanding the foregoing, the party secured by any such deed of trust shall have the right to recognize this Lease and, in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect. Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser and agrees to recognize such purchaser as Landlord under this Lease. Tenant waives the provisions of any statute or rule of law, now or hereinafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that such foreclosure proceeding is undertaken or completed. At the option of any landlord under any ground or underlying lease to which the Lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and Tenant covenants and agrees to attorn to such landlord or to any successor to Landlord's interest in such ground or underlying lease, and in that event, this Lease shall continue as a direct lease between the Tenant herein and such landlord or its successors; and, in any case, such landlord or successor under such ground or underlying lease shall not be bound by any prepayment on the part of Tenant of any rent for more than one month in advance, so that rent shall be payable under this Lease in accordance with its terms, from the date of the termination of the ground or underlying lease, as if such prepayment had not been made.

18.      HOLDING OVER.

         In the event that Tenant shall not immediately surrender the Premises on the Lease Expiration Date, Tenant shall, by virtue of the provisions hereof, become a tenant from month to month at 150% the monthly rent including all additional rent in effect during the last month of the term of this Lease, which said monthly tenancy shall commence with the first day after the Lease Expiration Date. Tenant, as a monthly tenant, shall be subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give the Landlord at least thirty (30) days written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the said notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Article 18, in the event that Tenant shall hold over after the Lease Expiration Date, and if Landlord shall desire to regain possession of the Premises promptly at the Lease Expiration Date, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the Commonwealth of Virginia.

19.      SECURITY DEPOSIT.

         Simultaneously with the execution of this Lease, Tenant has deposited with Landlord the sum of Thirteen Thousand Six Hundred Thirty-Eight Dollars and Ninety-Six Cents ($13,638.96) as a Security Deposit and Thirteen Thousand Six Hundred Thirty-Eight Dollars and Ninety-Six Cents ($13,638.96) as Advance Rent. Advance Rent shall be applied and credited by Landlord to the first month's rent due under this Lease and subject to the provisions of Article 26(a) hereunder. The Security Deposit, but not the Advance Rent, shall accrue interest in Tenant's favor at 6% per annum. Both the Security Deposit and Advance Rent shall be considered as security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under the Lease. Upon the expiration of the Term hereof, Landlord shall return the remaining portion of such security deposit plus accrued interest to Tenant, less such portion thereof as Landlord shall have appropriated to make good any default by Tenant with respect to any of Tenant's aforesaid obligations, covenants, conditions or agreements. In the event of any default by Tenant hereunder during the Term of this Lease, Landlord shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit to cure such default, in which event (Tenant shall be obligated promptly to deposit with Landlord the amount necessary to restore the Security Deposit to the amount set forth above. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Security Deposit and Advance Rent, if any, to such purchaser or transferee, in which event Tenant shall look only to the new landlord for the return of the Security Deposit and Advance Rent and Landlord shall thereupon be released from all liability to Tenant for the return of such Security Deposit and Advance Rent. The Security Deposit and Advance Rent shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such action without Landlord's consent shall be without force and effect and shall not be binding upon Landlord.

20.      QUIET ENJOYMENT.

         Landlord covenants that it has the right to make this Lease for the Term aforesaid, and that if Tenant shall pay the rent and perform all of the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the Term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to all the provisions of this Lease.

21.      RESERVATION OF RIGHTS BY LANDLORD.

         In addition to other rights of Landlord reserved elsewhere in this Lease, Landlord hereby reserves to itself and its successors and assigns the following rights all of which are hereby consented to by Tenant: (i) to change the name of the Building or to change the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building; (ii) to erect, use and maintain pipes and conduits in and through the Premises; (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building; and
(iv) to initiate or modify any security procedures which Landlord deems appropriate for the protection of the tenants and the Building, including the restriction of the right of access to the Building. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises.

22.      ESTOPPEL CERTIFICATE.

         Tenant agrees, at any time and from time to time, upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modification); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge; (iv) stating that Tenant has no option to either renew the Lease, expand the Premises or purchase the Building or Land or any portion thereof or if Tenant has any such option, disclosing the full details thereof; (v) stating the amount of any security deposit from Tenant retained by Landlord; (vi) stating whether any improvements to be provided by Landlord have not been constructed and if so, the extent thereof;
(vii) stating the address to which notices to Tenant should be sent; and (viii) containing any other information concerning Tenant's occupancy under the Lease that Landlord may reasonably request. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any party secured by a deed of trust or intending to be secured by a deed of trust on the Building or the Land or of Landlord's interest in either, or any prospective assignee of any such party.

23.      NOTICES.

         All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or upon receipt by certified or registered mail, return receipt requested, first-class, postage prepaid, (i) if to Landlord at 2111 Wilson Boulevard, Suite 317, Arlington, Virginia 22201, with a copy to Landlord at 11911 Freedom Drive, Suite 300, Reston, Virginia 22090 and (ii) if to Tenant, at 2111 Wilson Boulevard, Arlington, Virginia unless notice of a change of address is given pursuant to the provisions of this Article.

24.      BROKERS.

         Landlord recognizes Coldwell Banker Commercial Real Estate Services and The Fred Ezra Company as the sole brokers procuring this Lease and shall pay said brokers a commission therefor pursuant to separate agreements between said brokers and Landlord. Landlord and Tenant each represent and warrant one to another that, except as set forth herein, neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

25.      MISCELLANEOUS.

         (a)     No Representations by Landlord.

         Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises, shall accept the same "as is," and such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession, minor punch list items excepted.

         (b)     No Partnership.

         Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

         (c)     Waiver of Jury Trial.

         Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, or any claim of injury or damage.

         (d)     Invalidity of Particular Provisions.

         If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         (e)     Gender and Number.

         Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

         (f)     Benefit and Burden.

         The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns.

         (g)     Entire Agreement.

         This Lease, together with the Exhibits attached hereto, contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease and the Exhibits, shall be of any force and effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

         (h)     Corporate Tenant.

         If Tenant signs as a corporation, the person executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the Commonwealth of Virginia, that the corporation has full right and authority to enter into this Lease and that the person signing on behalf of the corporation was authorized to do so.

         (i)     Sale.

         In the event the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner.

         (j)     Attorneys' Fees.

         If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of any attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all reasonable attorneys' fees and expenses so incurred by Landlord.

         (k)     Execution of Lease.

         Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         (l)     Governing Law.

         This Lease and the rights and obligations of Landlord and Tenant hereunder shall be governed by the laws of the Commonwealth of Virginia.

         (m)     Paragraph Headings.

         The paragraph headings herein are for convenience of reference and shall in no way define, increase or limit the scope or intent of any provisions of this Lease.

         (n)     ADA.

         Tenant shall have sole and exclusive responsibility for compliance with the Americans with Disabilities Act with respect to the Demised Premises.

26.      SPECIAL STIPULATIONS.

         The following special stipulations are made a part hereof and shall control if in conflict with any of the foregoing provision of the Lease:

         (a)     Parking.

         Landlord shall make available to Tenant not less than one parking spaces for every 560 rentable square feet. The rentable rates for such spaces shall be at the prevailing rates issued from time to time by Landlord or its parking management company which as of the date of this Lease is $75.00 per space.

         (b)     Abatement of Rent.

         Landlord shall abate five (5) months of fixed Base Rent totaling $68,194.79. Such abatement shall be divided equally in the first, second, third, thirty-seventh and thirty-eighth months of the Term of the Lease.

         (c)     Options to Renew.

         Tenant shall have the option to extend the Term of the Lease for one
(1) additional term of five (5) years at 95% of the prevailing market rate for comparable space in the Courthouse area of Arlington provided:

                 (1) Tenant is not in default of any provision of the Lease at the time of the exercise of the option.

                 (2) Written notice of the exercise of the option must be sent to Landlord at least six (6) months prior to the Lease Expiration Date.

                 (3) Tenant shall exercise its option only with respect to 75%* of the Premises.

                 (4) All of the provisions of the Lease shall be applicable during the extension period.

         The term "Market Rate", as used herein, means the annual rental rate that would be agreed upon by a landlord and a tenant negotiating a lease in comparable space in the Courthouse Area or other buildings of Colonial Place assuming the following: (i) the landlord and tenant are typically motivated;
(ii) the landlord and tenant are well informed and well advised and each is acting in what it considers its own best interest; and (iii) concessions, commissions are taken into consideration in a determination of market rent.

         If within thirty (30) days of the exercise of the option by Tenant, Landlord and Tenant are unable to agree on the Market Rate, the Market Rate will be determined by the following appraisal method. Landlord and Tenant shall each select one M.A.I. appraiser within forty-five (45) days after the exercise of the option by Tenant. The two appraisers selected shall proceed to determine the Market Rate. The reports of such appraisers shall be made available to Landlord and Tenant no later than sixty (60) days after the exercise of the option by Tenant. Tenant shall have the right, to be exercised by written notice within thirty (30) days after receipt of both appraisals, to rescind its option to renew, in which event the Lease shall terminate on the Lease Expiration Date.

         If Tenant does not elect to rescind its option within such thirty (30) day period, the Market Rate shall be determined in the following manner. If the higher appraisal is no more than five percent (5%) higher than the lower appraisal, the average of the two reports calculating the Market shall be final, conclusive and binding on Landlord and Tenant. In the event the higher appraisal is more than five percent (5%) higher than the lower appraisal, then each of the two appraisers shall together choose a third appraiser with similar qualifications to calculate the Market Rate. The report of the three appraisers so selected which is neither the highest nor the lowest shall constitute the Market Rate and shall be final, conclusive and binding on Landlord and Tenant. The annual Base Rent to be in effect for the extension period shall be 95% of the Market Rate so determined.





- ------------------

* or more

         (d)     Option to Cancel.

         At the end of the third Lease year, upon six (6) months prior written notice, Tenant shall have the option to cancel this Lease. A cancellation fee of $35,000 shall be due and payable to Landlord on the final day of occupancy of the Premises.

         (e)     Option to Expand.

         Provided Tenant is not in default of any provision of the Lease, Tenant shall have the right as of April 1, 1993 to expand into the adjacent suite of 1,038 rentable square feet. Tenant shall notify Landlord of its intention to occupy these premises by January 1, 1993. The base rental rate shall be at the rate Tenant is paying pursuant to Article 3 and Tenant shall receive a pro rata share of the concessions from this transaction. All the terms and conditions of this Lease shall govern the expansion space.

         (f)     Right of First Offer.

         Tenant shall have the Right of First Offer for contiguous space on the 4th floor as it comes available. This right shall be subject to the prior rights of any existing Tenants. The rental rate shall be at Market Rate for comparable space in the Courthouse area of Arlington and as determined in accordance with Article 26(c) and further provided Tenant is not in default of any provision of the Lease.

         (g)     Suite Signage.

         Landlord shall add directional signage consistent with the existing Building signage on the 4th floor to improve Tenant's identity on the floor. This signage shall be in addition to the sign on Tenant's entry door as well as lobby directory board and elevator directory board.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first hereinabove written.


WITNESS:                               LANDLORD
                                       COLONIAL VILLAGE CENTER ASSOCIATES

                                       By Colonial Village Center, Inc.,
                                          General Partner



By       /s/ [illegible]               By       /s/ [illegible]
  --------------------------------       ------------------------------------
         Asst. Secretary                        President

WITNESS:                               TENANT


By       /s/ JOHN S. FISCHER           By      /s/ WAYNE O. JEFFERSON, JR.
  --------------------------------       ------------------------------------
                                                Vice President

                                   EXHIBIT A



                                  [Floor Plan]

                                   EXHIBIT B



Landlord shall contribute $4.75 per rentable square foot towards tenant improvements ("Allowance") to the Premises. Up to $1.50 of this Allowance may be applied by Tenant toward moving expenses. Any improvements desired by Tenant in excess of such Allowance shall be the sole responsibility and obligation of Tenant. Any unused amounts of such Allowance may be applied by Tenant as additional rental abatement. The Galbreath Company has agreed to assist in the coordination of the renovations and permits. Any fees to be paid to the Galbreath Company by Tenant shall be the subject of a separate agreement and are not part of this Lease Agreement. Any invoices submitted by the 26th of the month will be paid by the 20th of the following month.

                                   EXHIBIT C


                           [PLAT OF BUILDING AND LAND
                              PARCELS 1A, 1B & 1D
                             COLONIAL VILLAGE, INC.
                            DEED BOOK 2136 PAGE 1851
                           ARLINGTON COUNTY, VIRGINIA

                         NO SCALE     OCTOBER 21, 1985]

                                   EXHIBIT D



                                 COLONIAL PLACE
                BUILDING STANDARD OFFICE CLEANING SPECIFICATIONS





Nightly:    -    Empty wastepaper baskets and ash trays.  Dust and damp dust, as necessary, interiors of wastepaper baskets and ash trays.
            -    Dust horizontal surfaces of all office furniture.
            -    Wipe clean and sanitize drinking fountains and water coolers, emptying waste water as necessary.
            -    Remove wastepaper and normal office refuse to common collection area.
            -    Dust mop all resilient tile and hard floor surfaces.
            -    Vacuum clean or carpet sweep all carpeted areas.
            -    Clean and stock Men's and Women's lavatories; sanitize all fixtures;
                 police once daily.
            -    Clean elevator cabs; police once daily.
            -    After cleaning, all lights shall be extinguished, doors locked and offices left in an orderly condition.

Weekly:     -    Dust in place all picture frames, graphs and other wall hangings within high-hand reach.
            -    Dust door ventilating louvers and baseboard heater covers.

Monthly:    -    Machine scrub ceramic tile floor surfaces in Men's and Women's lavatories.

Quarterly:  -    Dust all venetian blinds.
            -    Dust accessible surfaces of all walls, doors, door bucks, partitions and other vertical surfaces.

Three Times
Yearly:     -    Wash the interior and exterior of all perimeter windows.


Annually:   -    Dust ceiling surfaces of other than acoustic material.
            -    Vacuum interior of accessible baseboard heaters.

Every Two
Years:      -    Clean interior and exterior of all building standard lighting fixtures.

                                   EXHIBIT E
                                 COLONIAL PLACE
                             RULES AND REGULATIONS





         1. Signs. No sign, placard, picture, advertisement, name, lettering or notice shall Be inscribed, displayed or printed or affixed on or to any part of the outside or the inside of the Building by any tenant, nor inscribed, displayed, printed or affixed to the inside of the Premises in a manner to be visible from outside the Premises without the prior written consent of Landlord and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name, lettering or notice without notice to and at the expense of such tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of requesting tenant by a person approved by Landlord.

         2. Awnings and Drapes. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord which shall not be unreasonably withheld, conditioned or delayed. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord which shall not be unreasonably withheld, conditioned or delayed. Such awnings, projections, drapes, blinds, shades, screens or other fixtures must be of a quality, type, design and color and attached in a manner approved by Landlord. If Landlord by a notice in writing to a tenant shall object to any drapes, blinds, shades or screens installed by the tenant, the use of such drapes, blinds, shades or screens shall be forthwith discontinued by the tenant. Drapes installed by Landlord for the use of any tenant or drapes installed by any tenant which are visible from the exterior of the Building must be cleaned by such tenant at least once a year, at the expense of the tenant. Tenant shall not place anything or allow anything to be placed near any window, door, partition or wall of the Premises which may, in Landlord's reasonable judgment, appear unsightly from outside the Premises.

         3. Prohibited Conduct. The Premises shall not be used for lodging or sleeping. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale AT auction of merchandise, goods or property of any kind. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in the Premises and, no cooking shall be done or permitted by Tenant on the Premises (except for microwave cooking). Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises. Stenography, typewriting, blueprinting, duplicating services of any kind, and similar businesses for the service or accommodation of other occupants of the Building shall not be conducted from or within the Premises without the prior written consent of Landlord.

         4. Building Directory. The directory of the Building will be provided exclusively for the display of the names and locations of tenants only and Landlord reserves the right to exclude any other name therefrom.

         5. Common Areas. The sidewalks, corridors, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The corridors, exits, entrances, elevators and stairways are not for the use of the general public and the Landlord shall have the right to control at all times and prevent access thereto by any persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenant; provided, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal or otherwise prohibited activities. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

         6. Showcases. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building or the Premises nor placed in the corridors or other public portions of the Building without the prior written consent of Landlord.

         7. Restrooms. The restroom facilities and other plumbing fixtures shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind shall be thrown therein. All damages resulting from any misuse of such facilities and fixtures shall be borne by the tenant who, or whose employees, agents, visitors or licensees shall have caused such damage.

         8. Drilling, Wiring and Defacing. There shall be no marking, painting, drilling into, driving nails or screws into, or in any way defacing any of the partitions, woodwork or plaster or any other portion of the Premises except for all hanging of pictures, chart boards, maps, or other decorations. No boring, cutting or stringing of wires shall be permitted. Tenant shall not construct, maintain, use or operate within the Premises or elsewhere within or in the outside of the Building, any electrical device or wiring apparatus in connection with a loudspeaker system or other sound system.

         9. Movement or Freight and Furniture. All removals or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which is in violation of this rule or the Lease of which these rules and regulations are a part.

         10. Cleaning. Tenant shall not employ any person or persons other than the cleaning provided by Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building. Tenant shall not cause any unnecessary janitorial costs by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any tenant for any loss of property, however occurring, or for any damage done to the effects of any tenant by the cleaning contractor. Cleaning services shall include ordinary dusting and cleaning by the cleaning contractor assigned to such work but shall not include beating of carpets or rugs or moving of furniture or other special services.

         11. Noxious Odors, Noises and Vibrations. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors or vibrations or interfere in any way with other tenants or those having business in the Building.

         12. Trash. Tenant shall store all trash and garbage within the Premises and shall not burn or otherwise dispose of any trash or garbage in or about the Premises or anywhere else within the public areas of the Building.

         13. Flammables. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable fluid, combustible chemical, fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

         14. Wiring. Landlord will direct electricians to the location and as to the manner in which telephone and telegraph wires are to be introduced to the Building and the Premises. No boring or cutting for wires will be allowed without the prior written consent which shall not be unreasonably withheld or delayed by Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord which shall not be unreasonably withheld or delayed. Access plates to conduits under the floor shall be left exposed. Where carpeting is installed, the carpeting shall be cut around the access plates. Where tenant elects not to provide removable plates in the carpeting for access to the duct system under the floor, it shall be the tenant's responsibility to pay for the removal of and replacement of the carpeting for any access needed into the duct system.

         15. Keys. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress and egress. Each tenant, upon the termination of its tenancy, shall deliver to the Landlord the keys of offices, rooms and restrooms which have been furnished the tenant or which the tenant shall have had made, and in the event of loss of any keys so furnished, shall pay the Landlord therefor.

         16. Floor Covering. No tenant shall lay linoleum, tile, carpeting or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by the tenant by whom, or by whose contractors, employees or invitees the damage shall have been caused.

         17. Hand Trucks. There shall not be used in the Premises or in the corridors, stairways or elevators of the Building, either by any tenant or by others, in delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

         18. Admittance to Building. During other than normal business hours, access to the Building or to the corridors, elevators and stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the employee of the Building in charge or the guard on duty and has a pass or is otherwise properly identified. Landlord shall in no event be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of emergency, public disturbance or similar commotion, Landlord reserves the right to prevent access to the Building for the safety of the tenants and protection of the Building and property in the Building. Tenant shall be responsible for all agents and employees for whom Tenant authorizes entry into or exit from the Building and shall be liable to the Landlord for all acts of such agents and employees.

         19. Securing the Premises. At the time that Tenant leaves the Building, the doors of the Premises shall be closed and securely locked. Tenant shall shut off water faucets or water apparatus before leaving the Building and shall turn off all lights, appliances and electrical equipment in order to prevent waste and damage.

         20. Expulsion. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs and who in any manner acts in violation of any of the rules and regulations of the Building.

         21. Notice to Manager. The requirements of Tenant will be attended to only upon application at the office of the manager of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord. Tenant shall give prompt notice to the office of the manager of the Building of any accidents to or defects in the plumbing, electric, heating or cooling systems.

         22. Vendors and Vending Machines. No vending machine of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord. No tenant shall purchase coffee, soft drinks, snack foods or other like services from any company or persons whose repeated violations of Building rules and regulations have caused, in Landlord's opinion, a hazard or nuisance to the Building or its occupants.

         23. Building Security. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and Building holidays and on other days between the hours of 6 p.m. and 8 a.m. of the following day, and during such further hours as Landlord may determine advisable for the adequate protection of the Building and the property of its tenants.

         24. Evacuation. Tenant agrees to designate at least one person from Tenant's office to act as coordinator with Landlord's representative in establishing Building evacuation procedures and agrees to have Tenant's employees participate in any required drills.

         25. Canvassing and Soliciting. Canvassing, soliciting and peddling in the Building by and tenant or others is prohibited and each tenant shall cooperate to prevent the same.

         26. Use of Building Name. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a first-class office building, and upon written notice from Landlord, any such tenant shall refrain from or discontinue such advertising.

         27. Further Rules and Regulations. Landlord reserves the right to make such other and further rules and regulations as in its judgment may be required for the safety, care and cleanliness of the Premises and the Building and the preservation of good order therein. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted by Landlord.

         28. Violation. Violation of these rules and regulations or any amendments or additions thereto shall be sufficient cause, after proper notice, to put Tenant in default of this Lease, at the option of Landlord.

         29. Waiver. Landlord may, upon request of any tenant, waive the compliance by such tenant of any of the foregoing rules and regulations, provided that (a) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (b) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord and (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless other tenant has received a similar waiver in writing from Landlord.

                              ASSIGNMENT AGREEMENT



         THIS ASSIGNMENT AGREEMENT is entered into as of December 30, 1993 among TELECOM SOLUTIONS INC. ("Assignor"), TELCOM VENTURES, L.L.C., a Delaware limited liability company ("Assignee"), and COLONIAL VILLAGE CENTER ASSOCIATES ("Landlord").

         WHEREAS, Landlord and Assignor entered into a lease dated July 17, 1992 for the rental of 7,702 square feet of office space by Assignor in the office building known as One Colonial Place, whose street address is 2111 Wilson Boulevard, Arlington, Virginia (the "Lease"), and

         WHEREAS, Assignor desires to assign all of its interest in the Lease to Assignee.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledge, the parties agree as follows:

         1. Effective December 30, 1993, Assignor assigns all of its right, title and interest in the Lease to Assignee.

         2. Assignee accepts such assignment and expressly assumes and agrees to be bound by all of Assignor's obligations under the Lease.

         3. Pursuant to Article 5 of the Lease, Landlord hereby consents to the assignment set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Assignment Agreement as of the day and year first above written.

WITNESS                                    TELECOM SOLUTIONS INC.


     /s/ JOHN S. FISCHER                        /s/ RAJENDRA SINGH
- ------------------------------------       ----------------------------------
                                           (Title)


WITNESS                                    TELCOM VENTURES, L.L.C.


    /s/ JOHN S. FISCHER                        /s/ RAJENDRA SINGH
- ------------------------------------       ----------------------------------
                                           (Title)


WITNESS                                    COLONIAL VILLAGE
                                           CENTER ASSOCIATES

                                           By Colonial Village Center,
                                           Inc., General Partner


         /s/ JOHN [F.] ROBERTS             By       /s/ [illegible]
- ------------------------------------         --------------------------------
                                                    Vice President

                               AMENDMENT TO LEASE





         THIS LEASE AMENDMENT entered into this 10th day of June, 1994, by and between TELCOM VENTURES, L.L.C., assignee from TELCOM SOLUTIONS, INC. (collectively "Tenant"), and COLONIAL VILLAGE CENTER ASSOCIATES ("Landlord").

         WHEREAS, Tenant and Landlord entered into a Lease dated July 17, 1992 for the rental of 7,702 square feet of office space on the fourth (4th) floor of One Colonial Place, having an address of 2111 Wilson Boulevard, Arlington, Virginia ("Premises").

         WHEREAS, the parties hereto wish to amend a portion of the Lease as is more particularly set forth below.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged by the parties hereto, the Lease is amended as follows:

         1. Article 26(c) is deleted in its entirety and in its place and stead a new Article 26(c) is substituted as follows:

                 (c) Option to Renew. Tenant shall have three Options to Extend the term of the Lease ("Option"). The first Option shall be for the period July 15, 1997 to November 30, 2000. The second Option shall be for the period December 1, 2000 to November 30, 2005. The third Option shall be from December 1, 2005 to November 30, 2010. The rent for each Option shall be at ninety-seven percent

(97%) of the prevailing Market Rate on a per square foot basis for comparable space in the Courthouse area of Arlington provided:

                          (1)     Tenant is not in default of any provision of
the Lease at the time of the exercise of the Option.

                          (2)     Written notice of the exercise of any Option
must be sent to Landlord at least six (6) months prior to the Lease Expiration Date.

                          (3)     Tenant must exercise any Option only with
respect to the entire Premise.

                          (4)     All of the provisions of the Lease shall be
applicable during the extension period, except annual Base Rent shall be adjusted pursuant to this paragraph 1(c) and the Base Years for pass throughs (Articles 3(b) through (d)) amended to the then current Base Year(s).

         The term "Market Rate", used herein, means the annual rental rate that would be agreed upon by a landlord and a tenant negotiating a lease in comparable space in the Courthouse Area, including and without limitation, other buildings of Colonial Place assuming the following: (i) the landlord and tenant are typically motivated; and (ii) the landlord and tenant are well informed and well advised and each is acting in what it considers its own best interest; and (iii) concessions, commissions and all other relevant market factors are taken into consideration in a determination of market rent.

         If within sixty (60) days of the exercise of any Option by Tenant, Landlord and Tenant are unable to agree on the Market Rate, the Market Rate will be determined by the following appraisal method. Landlord and Tenant shall each select one independent M.A.I. appraiser, with ten (10) years or more of relevant experience in the Northern Virginia Market, within sixty (60) days after the exercise of the Option by Tenant. The two appraisers selected shall proceed to determine the Market Rate. The reports of such appraisers shall be made available to Landlord and Tenant no later than sixty (60) days after the exercise of the Option by Tenant. Tenant shall have the right, to be exercised by written notice within thirty (30) days after receipt of both appraisals, to rescind its Option to Renew, in which event the Lease shall terminate on the Lease Expiration Date. Each party shall pay any fees or costs associated with the appraiser it selects.

         If Tenant does not elect to rescind its Option within such sixty (60) day period, the Market Rate shall be determined in the following manner. If the higher appraisal is no more than five percent (5%) higher than the lower appraisal, the average of the two reports calculating the Market shall be final, conclusive and binding on Landlord and Tenant. In the event the higher appraisal is more than five percent (5%) higher than the lower appraisal, then each of the two appraisers shall together choose a third independent appraiser with similar qualifications to calculate the Market Rate. Costs associated with the third appraiser shall be shared equally by both parties. The report of the three appraisers so selected which is neither the highest nor the lowest shall constitute the Market Rate and shall be final, conclusive and binding on Landlord and Tenant. The annual Base Rent to be in effect for the extension period shall be 97% of the Market Rate so determined.

         2. The first (1st) sentence of Article 13(b) is hereby amended to read, "... when such injury or damage shall be caused in whole or in part by the act, negligence, fault of or omission of any duty by Tenant and its employees."

         3. The first (1st) sentence of Article 15(a) is hereby amended to read, "If the Premises shall be partially damaged by fire or other cause Landlord shall diligently and as soon as practicable after such damage occurs, taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved, repair such damage at the expense of Landlord; provided, however, that if the Premises or Building are damaged by fire or other cause to such an extent that the damage cannot be fully repaired within ninety (90) days from the date of such damage, Landlord or Tenant, upon written notice to the other, and without liability to the other, may terminate this Lease, in which event the rent shall be apportioned and paid to the date of such damage." The third (3rd) and fourth (4th) sentences of Article 15(a) are hereby deleted.

         4. Except as herein amended, all other terms and conditions of the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Amendment on the day and year first hereinabove written.

WITNESS:                             LANDLORD:

                                     COLONIAL VILLAGE CENTER ASSOCIATES
                                     By Colonial Village Center, Inc.,
                                       General Partner

By       /s/ [illegible]             By       /s/ [illegible]
  --------------------------------     ---------------------------------
         Asst. Secretary                 Vice President

                                     TENANT:

WITNESS:                             TELCOM VENTURES, L.L.C.


By       /s/ [illegible]             By       /s/ RAJENDRA SINGH
  ------------------------------       ---------------------------------
                                     Title    President
                                          ------------------------------

                              ASSIGNMENT AGREEMENT



                 THIS ASSIGNMENT AGREEMENT is entered into as of September 16, 1996, among TELCOM VENTURES, L.L.C., a Delaware limited liability company ("Telcom Ventures"), LCC, L.L.C., a Delaware limited liability company ("Assignee"), and 2111 WILSON BOULEVARD, INC. ("Landlord"), successor in interest to COLONIAL VILLAGE CENTER ASSOCIATES ("Original Landlord").

                 WHEREAS, Original Landlord and Telecom Solutions, Inc., a Virginia corporation ("Telecom Solutions"), entered into a lease dated July 17, 1992 for the rental of 7,702 square feet of office space by Telecom Solutions on the fourth floor of the office building known as One Colonial Place, whose street address is 2111 Wilson Boulevard, Arlington, Virginia (the "Lease"); and

                 WHEREAS, Original Landlord, Telecom Solutions and Telcom Ventures entered into an Assignment Agreement dated as of December 30, 1993 whereby Telecom Solutions assigned all of its interest in the Lease to Telcom Ventures; and

                 WHEREAS, Original Landlord and Telcom Ventures entered into an Amendment to Lease on June 10, 1994 whereby certain provisions of the Lease were amended (the Lease as so amended, the "Amended Lease"); and

                 WHEREAS, Telcom Ventures desires to assign all of its interest in the Amended Lease to Assignee;

                 NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                 1. Effective September 16, 1996, Telcom Ventures assigns all of its right, title and interest in the Amended Lease to Assignee.

                 2. Assignee accepts such assignment and expressly assumes and agrees to be bound by all of Telcom Ventures' obligations under the Amended Lease.

                 3. Pursuant to Article 5 of the Amended Lease, Landlord hereby consents to the assignment set forth herein.

                 IN WITNESS WHEREOF, the parties have executed this Assignment Agreement as of the date and year first above written.



WITNESS                                 TELCOM VENTURES, L.L.C.


                                        By:
- ----------------------------------          ------------------------------
                                             Name:
                                             Title:


WITNESS                                 LCC, L.L.C.


                                        By:
- ----------------------------------          ------------------------------
                                             Name:
                                             Title:


WITNESS                                 2111 WILSON BOULEVARD, INC.



                                        By:
- ----------------------------------          ------------------------------
                                             Name:
                                             Title:





                                     - 2 -